Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MISSION PROPERTY HOLDINGS LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 2022, AT 5:31 O`CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:31PM 07/19/2022
FILED 05:31 PM 07/19/2022
SR 20223031609 - FileNumber 6922349

CERTIFICATE OF FORMATION

OF

MISSION PROPERTY HOLDINGS LLC

This Certificate of Formation of Mission Property Holdings LLC (the “LLC”), dated as of July 19, 2022, is being duly executed and filed by Frank Rohde, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act

(6 Del.C. Section 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Mission Property Holdings LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Formation of Mission Property Holdings LLC this 19th day of July, 2022.

Frank Rohde, Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MISSION PROPERTY HOLDINGS LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 2022, AT 7:21 O`CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:21P:vJ.11/01/2022
FILED 07:21PM11/01/2022
SR 20223916263 - File Number 6922349

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

MISSION PROPERTY HOLDINGS LLC

The undersigned, desiring to amend the Certificate of Formation of Mission Property Holdings LLC, does certify as follows:

1. The name of the limited liability company is Mission Property Holdings LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to provide notice of limitation on liabilities of series of the Company. The following paragraph 4 is therefore added after paragraph 3 in the Certificate of Formation:

“4. Notice of Limitation of Liability for a Series Limited Liability Company:

The Company has established or may establish from time to time one or more designated series of members or limited liability company interests with separate rights, powers and/or duties with respect to property or obligations of the Company or profits and losses associated therewith, and such other variations as shall be provided in the Limited Liability Company Operating Agreement of the Company, as amended from time to time (each such series shall be referred to as a “Series”). All persons dealing with the Company are hereby notified that the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or the Company generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Company generally or any other Series are enforceable against that particular Series. This notice shall constitute a “notice of the limitation on liabilities of a series” for purposes of§ l 8- 2l5(b) of the Delaware Limited Liability Company Act.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of Mission Property Holdings LLC this 1st day of November, 2022.

Frank Rohde, Authorized Person